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                                                                   Exhibit 10.29

     THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THIS WARRANT AND RESTRICTING ITS TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE SECRETARY OF THE COMPANY.

Warrant No. 2002-3                                              October 17, 2002

                          HUDSON RESPIRATORY CARE INC.

                             STOCK PURCHASE WARRANT

     This certifies that Sten Gibeck, or assigns (the "Holder"), for value received, is entitled to purchase from Hudson Respiratory Care Inc., a California corporation, located at 27111 Diaz Road, P.O. Box 9020, Temecula, California 92589-9020 (the "Company"), 100,000 fully paid and nonassessable shares (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) of common stock of the Company, $.01 par value per share ("Common Stock") for a purchase price of $1.00 per share.

     The shares of the Company's Common Stock for which this Warrant is exercisable are referred to herein as the "Warrant Shares" and the per share purchase price of such Warrant Shares is referred to herein as the "Purchase Price." Subject to earlier expiration as provided in Section 9 herein, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on May 15, 2009 (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Purchase Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Purchase Price and the Warrant Shares are subject to adjustment as provided in Section 4 of this Warrant.

     This Warrant is subject to the following terms and conditions:

     1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all and any part of the Warrant Shares (but not for a fraction of a share). At the option of the Holder, the Purchase Price for the Warrant Shares being purchased upon any exercise may be paid by (i) delivery of cash or a check, (ii) "net exercise" as provided in the following Section 2, or (iii) reduction (on a dollar for dollar basis) in the principal balance of any indebtedness of the Company owned by the Holder. At the time of any exercise of this Warrant, at the Holder's option, the Company shall pay all accrued unpaid interest owing under the

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indebtedness being reduced to Holder in cash or the Holder may apply such accrued unpaid interest to the Purchase Price of the Warrant. The Holder shall surrender the instrument evidencing the indebtedness being charged to the Company which shall issue a new instrument reflecting the remaining principal balance thereof.

     The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time, not exceeding fifteen (15) days after the date of such surrender.

     2.   Net Exercise.

          2.1 Net Exercise. In addition to, and without limiting, the other rights of the Holder hereunder, the Holder shall have the right (the "Net Exercise Right") to exercise this Warrant or any part hereof into Warrant Shares at any time and from time to time during the term hereof. Upon exercise of the Net Exercise Right, the Company shall deliver to the Holder, without payment by the Holder of any Purchase Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:

          X=Y(A-B)
            ------
              A

Where: X= The number of Warrant Shares to be issued to the Holder

          Y=   The number of Warrant Shares purchasable pursuant to this Warrant

          A=   The Fair Market Value of one Warrant Share as of the Exercise
               Date

          B=   The Purchase Price

          2.2 Method of Exercise. The Net Exercise Right may be exercised by the Holder by the surrender of this Warrant to the Company at its principal office at the address indicated on the first paragraph of this Warrant, together with a written notice specifying that the Holder intends to exercise the Net Exercise Right and indicating the number of Warrant Shares to be acquired upon exercise of the Net Exercise Right. Such exercise shall be effective upon the Company's receipt of this Warrant, together with the exercise notice, or on such later date as is specified in the exercise notice (the "Exercise Date") and, at the Holder's election, may be made

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contingent upon the closing of the Company's initial public offering of any securities pursuant to a registration statement (an "IPO") under the Securities Act of 1933, as amended (the "Securities Act") or upon consummation of any merger in which shareholders of the Company prior to such merger hold less than 50% of the voting power of the capital stock of the surviving corporation after such merger, or the sale of all or substantially all of the Company's assets, or a transaction, whether effected in a single transaction or a series of related transactions, in which 50% or more of the voting power of the capital stock of the Company is transferred (a "Change of Control"). Certificates for the Warrant Shares so acquired shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the Exercise Date. If applicable, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares which Holder is entitled to purchase hereunder.

          2.3 Fair Market Value. "Fair Market Value" of a share of Warrant Shares or Common Stock (issued upon net exercise thereof) as of a particular date means: (a) if traded on an exchange or quoted on The NASDAQ National Market, then the average closing prices of the Common Stock for the ten trading days ending with the second prior trading day, (b) if exercise is effective as of the closing of the Company's initial public offering of any securities pursuant to a registration statement under the Securities Act, the "price to public" specified for such shares in the final prospectus for such public offering, (c) if listed by the National Daily Quotation Service "Pink Sheets," then the average of the closing bid and ask prices of the Common Stock for the ten trading days ending with the second prior trading day, and (d) otherwise, the price as determined in good faith by the Board of Directors of the Company.

     3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares (and shares of its Common Stock reserved for issuance upon net exercise of such Warrant Shares) which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall take all steps necessary to cause a sufficient number of shares of authorized but unissued capital stock (and shares of its Common Stock for issuance on net exercise of such capital stock, if any) to be authorized when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of capital stock (and shares of Common Stock for issuance on net exercise of such capital stock, if any) may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the stock may be listed. The Company will not take any action which would result in any adjustment of the Purchase Price (as described in Section 4 hereof) if the total number of shares of capital stock issuable after such action upon exercise of all outstanding warrants, together with all shares of capital stock of the same class and series as such capital stock then outstanding and all shares of capital stock of the same class and series as such capital stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding,

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would exceed the total number of shares of capital stock of the same class and series as the Warrant Shares then authorized by the Company's Articles of Incorporation.

     4. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.

          4.1 Subdivision or Combination of Stock. In the event the outstanding shares of Common Stock shall, after the date of this Warrant, be subdivided (split) or combined (reverse split), by reclassification or otherwise, the Warrant Shares issuable upon exercise of this Warrant and the Purchase Price shall, concurrently with the effectiveness of any such subdivision or combination, be proportionately adjusted.

          4.2 Dividends, Reclassification. If at any time or from time to time any holders of securities of the same class and series as the Warrant Shares shall have received or become entitled to receive, without payment thereof,

               (A) any shares of the Company's preferred stock, Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

               (B)  any cash paid or payable as a dividend; or

               (C) any shares of the Company's preferred stock, Common Stock or other or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of the same class and series as the Warrant Shares issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of such capital stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise had he or it been the Holder of record of such capital stock as of the date on which holders of such capital stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

          4.3 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger

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or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the Company resulting from such reorganization that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization if this Warrant had been exercised immediately before such reorganization, subject to further adjustment as provided in this
Section 4. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.
If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          4.4  Other Notices. If at any time:

               (1) the Company shall declare any cash dividend upon its shares of the same class and series as the Warrant Shares;

               (2) the Company shall declare any dividend upon its shares of the same class and series as the Warrant Shares payable in stock or make any special dividend or other distribution to the holders of its shares of the same class and series as the Warrant Shares;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or any Change of Control;

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

               (5) the Company shall take or propose to take any other action, notice of which is actually provided to or is required to be provided, pursuant to any written agreement, to holders of its shares of the same class and series as the Warrant Shares; or

               (6) there shall be an IPO; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown of the books of the Company, (a) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividends or distribution rights or for determining rights to vote in respect of any such reorganization, reclassification, Change of

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Control, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, Change of Control, dissolution, liquidation or winding-up, at least 10 days prior written notice of the date when the same is reasonably expected to take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of the same class and series as the Warrant Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of the same class and series as the Warrant Shares are reasonably expected to be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Change of Control, dissolution, liquidation or winding-up, as the case may be.

     5. Issue Tax. The issuance of certificates for shares of the Warrant Shares shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being transferred.

     6. Enforceability. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

     7. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

     8. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of capital stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     9. Expiration. This Warrant shall expire upon the earliest of (a) at 5:00 PM on May 15, 2009, (b) one business day prior to an IPO, and (c) one business day prior to consummation of a Change of Control.

     10. Warrant Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each Holder of this Warrant, by taking or holding the same,

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consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as transferee hereof on the books of the Company any notice to the contrary notwithstanding, but, until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     11. Modification and Waiver. This Warrant and any provision hereof may only be amended, waived or modified upon written consent of the Company and holders of in excess of 50% in interest of the Warrants issued under this form of Stock Purchase Warrant, provided that all such Warrants, are amended, waived or modified in a like manner.

     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated on the first paragraph of this Warrant.

     13. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

     14. Lost Warrant or Stock Certificates. The Company agrees with the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officers, effective as of the date first written above.

COMPANY:                               HUDSON RESPIRATORY CARE INC.

                                       By:    /s/ Patrick G. Yount
                                              ----------------------------------

                                       Name:  Patrick G. Yount
                                              ----------------------------------

                                       Title: Chief Financial Officer
                                              ----------------------------------

                            SIGNATURE PAGE TO WARRANT

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                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)

To: ________________


     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ ____________________________ (_____________)
shares of ____________ Stock of Hudson Respiratory Care Inc. and herewith makes payment of ____________________ Dollars ($__________) thereof, and requests that the certificates for such shares by issued in the name of, and delivered to ________________________________, whose address is

----------------- -------------------------------.

     The undersigned represents that it is acquiring such ________________ Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times by within its control).

     DATED:
           ----------------------------

                                       -----------------------------------------
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)

                                       -----------------------------------------

                                       -----------------------------------------
                                                     (Address)

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                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned, the Holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of ________________ Stock covered thereby set forth herein below, unto:

Name of Assignee                        Address                  No. of Shares
----------------                        -------                  -------------

                                       DATED:
                                             --------------------------------

                                       ---------------------------------------
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)